Exhibit 99.1

This Statement on Form 4 is filed by Leon D. Black, John J. Hannan and the Black Family 1997 Trust. The principal business address of each of the Reporting Persons is 9 West 57th Street, Suite 4300, New York, New York  10019.

Name of Designated Filer: Leon D. Black

Date of Event Requiring Statement:  September 13, 2007

Issuer Name and Ticker or Trading Symbol: Environmental Solutions Worldwide, Inc. (ESWW.OB)

BLACK FAMILY 1997 TRUST

By:	/s/ John J. Hannan
Name: John J. Hannan
Title: Trustee

LEON D. BLACK

By:	/s/ Leon D. Black
Name: Leon D. Black

JOHN M. HANNAN

By:	/s/ John J. Hannan
Name: John J. Hannan